Exhibit 99.1

# NEWS RELEASE

WORTHINGTON
INDUSTRIES

CATHY M. LYTTLE
VP, CORPORATE COMMUNICATIONS
AND INVESTOR RELATIONS
614.438.3077 | Cathy.Lyttle@WorthingtonIndustries.com

SONYA L. HIGGINBOTHAM
DIRECTOR, CORPORATE COMMUNICATIONS
614.438.7391 | Sonya.Higginbotham@WorthingtonIndustries.com

Worthington to Acquire Taylor Wharton CryoScience Business
COLUMBUS, OH -- November 23, 2015 -- Worthington Industries, Inc. (NYSE: WOR) announced today that its Cryogenics business in the Pressure Cylinders segment is purchasing the assets of the global CryoScience business of Taylor Wharton, including a manufacturing facility in Theodore, Ala. Worthington will also acquire certain other intellectual property and manufacturing assets of Taylor Wharton focused on the cryogenic industrial and LNG markets. The asset purchase is being made pursuant to the Chapter 11 bankruptcy proceedings of Taylor Wharton for $33.25 million and is expected to close on or about Dec. 7.
The CryoScience product line includes cryogenic biologic specimen storage, dewars/shippers, controls and data management solutions for global biomedical research and development, healthcare, bio-banking, pharmaceutical, biotechnology and animal husbandry markets. The business also distributes products through warehouses located in Germany and Australia.
"This purchase extends our cryogenic capabilities into new, global end markets in life science and healthcare," said Sean Murray, general manager of Worthington's Cryogenics business. "Taylor Wharton began manufacturing its CryoScience product in 1957 and has developed a robust portfolio of quality products and a strong distribution network in the bioscience space, which we plan to grow. We are also excited about the U.S. manufacturing platform the Alabama facility affords us as we grow in cryogenic industrial gas and LNG."
Worthington plans to leverage the manufacturing assets of the Theodore, Ala., facility to produce hydrogen, industrial gas and LNG cryogenic transport trailers that are currently being produced in its Boston facility (formerly James Russell Engineering), and eventually move all transport trailer production to Alabama. In the future, this facility could also provide industrial and LNG products such as bulk, microbulk and engineered systems for gas and liquid applications in markets including energy production, industrial fabrication and manufacturing, and hydrogen distribution.
About Worthington Industries
 Worthington Industries is a leading global diversified metals manufacturing company with 2015 fiscal year sales of $3.4 billion. Headquartered in Columbus, Ohio, Worthington is North America's premier value-added steel processor providing customers with wide ranging capabilities, products and services for a variety of markets including automotive, construction and agriculture; a global leader in manufacturing pressure cylinders for industrial gas and cryogenic applications, CNG and LNG storage, transportation and alternative fuel tanks, oil and gas equipment, and brand consumer products for camping, grilling, hand torch solutions and helium balloon kits; and a manufacturer of operator cabs for heavy mobile industrial equipment; laser welded blanks for light weighting applications; automotive racking solutions; and through joint ventures, complete ceiling grid solutions; automotive tooling and stampings; and steel framing for commercial construction. Worthington employs approximately 10,000 people and operates 83 facilities in 11 countries.

Safe Harbor Statement
The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements by the Company relating to its ability to increase market participation, expand and integrate capacity, increase efficiencies and reduce lead time, achieve growth in general and in specific markets, and other statements which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the Company's filings with the Securities and Exchange Commission.

Cathy M. Lyttle
VP, Corporate Communications and Investor Relations
Phone: (614) 438-3077
E-mail: Cathy.Lyttle@WorthingtonIndustries.com

Sonya L. Higginbotham
Director, Corporate Communications
Phone: (614) 438-7391
E-mail: Sonya.Higginbotham@WorthingtonIndustries.com

200 Old Wilson Bridge Rd.
Columbus, Ohio 43085
 WorthingtonIndustries.com